EXHIBIT 99.1

Investor Relations:
Kathleen Bela
Juniper Networks, Inc.
(408) 936-7804
kbela@juniper.net

Media Relations:

Melanie Branon
Juniper Networks, Inc
(408) 936-2632
mbranon@juniper.net

JUNIPER NETWORKS REPORTS PRELIMINARY FIRST QUARTER 2009 FINANCIAL RESULTS

•	Q1 Revenue: $764.2 million (down 7% year over year)

•	Q1 Operating Margin: 10.6% GAAP; 16.4% non-GAAP

•	Q1 GAAP Net Loss Per Share: $(0.01) diluted (reflects a non-recurring, non-cash tax charge of $61.8 million or $0.12 per diluted share)

•	Q1 Non-GAAP Net Income Per Share: $0.17 diluted (down 37% year over year)

SUNNYVALE, Calif., April 23, 2009 – Juniper Networks, Inc. (NASDAQ: JNPR) today reported preliminary financial results for the three months ended March 31, 2009, that included revenue and operating margin consistent with preliminary results announced earlier this month.

Net revenues for the first quarter of 2009 declined 7% on a year-over-year basis to $764.2 million. The Company posted GAAP net loss of $(4.5) million, or $(0.01) per diluted share, and non-GAAP net income of $91.6 million, or $0.17 per diluted share. Net loss on a GAAP basis includes a non-recurring $61.8 million, or $0.12 per diluted share, non-cash charge related to the impairment of certain net deferred tax assets due to a change in California income tax law enacted during the first quarter of 2009. The non-GAAP EPS figure represents a decrease of 37% from the $0.27 per diluted share reported for the first quarter of 2008. The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Net Revenues by Reportable Segment table below.

“Juniper has responded well to the challenging macroeconomic environment. Our focus remains on balancing short-term market realities with our commitment to creating long-term shareholder value. We’re doing that by aggressively and thoughtfully managing operating expenses to ensure that we maintain strong levels of investment in our innovation and customer focused initiatives,” stated Kevin Johnson, Juniper’s Chief Executive Officer.  “Our March quarter results indicate that we’re executing on this plan, as operating margin was better than expected and new product introductions in our EX, SRX and TX lines are gaining good traction with customers.”

Juniper’s operating margin for the first quarter of 2009 declined to 10.6% on a GAAP basis from 17.3% in the same quarter a year ago. Non-GAAP operating margin for the first quarter of 2009 declined to 16.4% from 23.5% in the first quarter of 2008.

Juniper generated net cash from operations for the first quarter of 2009 of $163.9 million, compared to net cash provided by operations of $254.9 million for the same quarter of 2008.

Capital expenditures as well as depreciation and amortization expense during the first quarter of 2009 were $34.2 million and $37.5 million, respectively.

“During the March quarter, we took aggressive steps to reduce expenses,” stated Robyn Denholm, Chief Financial Officer of Juniper Networks.  “The reduction in revenue was a reflection of the current macro economic environment and I am pleased with how quickly the team was able to implement cost reductions and deliver on our operating margin and EPS targets. In addition, we posted strong cash flows from operations and maintained a strong balance sheet.  We will continue to take the actions needed in order to align our cost-structure with anticipated revenue levels.”

Juniper Networks will host a conference call web cast today, April 23, 2009 at 1:45 p.m. (Pacific Time), to be broadcasted live over the Internet at: http://www.juniper.net/company/investor/conferencecall.html.

To participate via telephone, in the U.S. the toll free dial-in number is 877-407-8033; outside of the U.S. dial 201-689-8033. Please call ten minutes prior to the scheduled conference call time. The webcast replay of the conference call will be archived on the Juniper Networks website until June 12, 2009.

About Juniper Networks, Inc.

Juniper Networks, Inc. is the leader in high-performance networking. Juniper offers a high-performance network infrastructure that creates a responsive and trusted environment for accelerating the deployment of services and applications over a single network. This fuels high-performance businesses. Additional information can be found at www.juniper.net.

Juniper Networks, JUNOS and the Juniper Networks logo are registered trademarks of Juniper Networks, Inc. in the United States and other countries. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this release concerning Juniper Networks’ business outlook, future financial and operating results, and overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors and resellers; variations in the expected mix of products sold; changes in customer mix; changes in geography mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; currency fluctuations; litigation; and other factors listed in Juniper Networks’ most recent report on Form 10-K filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below.

Juniper Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Net revenues:
Product	$587,863	$674,214
Service	176,320	148,673

Total net revenues	764,183	822,887
Cost of revenues:
Product	193,061	191,791
Service	75,451	73,045

Total cost of revenues	268,512	264,836

Gross margin	495,671	558,051
Operating expenses:
Research and development	185,400	170,646
Sales and marketing	181,243	185,948
General and administrative	39,211	33,634
Amortization of purchased intangible assets	4,390	25,129
Restructuring charges	4,229	—

Total operating expenses	414,473	415,357

Operating income	81,198	142,694
Interest and other income, net	1,950	17,590
Loss on minority equity investment	(1,686)	—

Income before income taxes	81,462	160,284
Provision for income taxes	85,922	49,929

Net (loss) income	$(4,460)	$110,355

Net (loss) income per share:
Basic	$(0.01)	$0.21

Diluted	$(0.01)	$0.20

Shares used in computing net income (loss) per share:
Basic	524,429	523,672

Diluted	524,429	560,407

Juniper Networks, Inc.
Stock-Based Compensation by Category
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Cost of revenues – Product	$1,059	$784
Cost of revenues – Service	2,815	2,345
Research and development	14,680	10,147
Sales and marketing	9,844	6,705
General and administrative	5,164	2,749

Total	$33,562	$22,730

Juniper Networks, Inc.
Stock-Based Compensation Related Payroll Tax by Category
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Cost of revenues – Product	$2	$23
Cost of revenues – Service	12	85
Research and development	31	208
Sales and marketing	202	730
General and administrative	12	50

Total	$259	$1,096

Juniper Networks, Inc.
Net Revenues by Reportable Segment
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Infrastructure — Product	$454,356	$528,661
Infrastructure — Service	112,788	93,170

Total Infrastructure	$567,144	$621,831

Service Layer Technologies — Product	$133,507	$145,553
Service Layer Technologies — Service	63,532	55,503

Total Service Layer Technologies	$197,039	$201,056

Total Infrastructure and Service Layer Technologies	$764,183	$822,887

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended
		March 31,
		2009	2008
GAAP Cost of revenues – Product		$193,061	$191,791
Stock-based compensation expense	C	(1,059)	(784)
Stock-based compensation related payroll tax	C	(2)	(23)
Amortization of purchased intangible assets	A	(1,369)	(1,369)

Non-GAAP Cost of revenues – Product		190,631	189,615

GAAP Cost of revenues – Service		75,451	73,045
Stock-based compensation expense	C	(2,815)	(2,345)
Stock-based compensation related payroll tax	C	(12)	(85)

Non-GAAP Cost of revenues – Service		72,624	70,615

GAAP Gross margin – Product		394,802	482,423
Stock-based compensation expense	C	1,059	784
Stock-based compensation related payroll tax	C	2	23
Amortization of purchased intangible assets	A	1,369	1,369

Non-GAAP Gross margin – Product		397,232	484,599

GAAP Product gross margin as a % of product revenue		67.2%	71.6%
Stock-based compensation expense as a % of product revenue	C	0.2%	0.1%
Stock-based compensation related payroll tax as a % of product revenue	C	—	—
Amortization of purchased intangible assets as a % of product revenue	A	0.2%	0.2%

Non-GAAP Product gross margin as a % of product revenue		67.6%	71.9%

GAAP Gross margin – Service		100,869	75,628
Stock-based compensation expense	C	2,815	2,345
Stock-based compensation related payroll tax	C	12	85

Non-GAAP Gross margin – Service		103,696	78,058

GAAP Service gross margin as a % of service revenue		57.2%	50.9%
Stock-based compensation expense as a % of service revenue	C	1.6%	1.6%
Stock-based compensation related payroll tax as a % of service revenue	C	—	—

Non-GAAP Service gross margin as a % of service revenue		58.8%	52.5%

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended
		March 31,
		2009	2008
GAAP Gross margin		$495,671	$558,051
Stock-based compensation expense	C	3,874	3,129
Stock-based compensation related payroll tax	C	14	108
Amortization of purchased intangible assets	A	1,369	1,369

Non-GAAP Gross margin		500,928	562,657

GAAP Gross margin as a % of revenue		64.9%	67.8%
Stock-based compensation expense as a % of revenue	C	0.5%	0.4%
Stock-based compensation related payroll tax as a % of revenue	C	—	—
Amortization of purchased intangible assets as a % of revenue	A	0.2%	0.2%

Non-GAAP Gross margin as a % of revenue		65.6%	68.4%

GAAP Research and development expense		185,400	170,646
Stock-based compensation expense	C	(14,680)	(10,147)
Stock-based compensation related payroll tax	C	(31)	(208)

Non-GAAP Research and development expense		170,689	160,291

GAAP Sales and marketing expense		181,243	185,948
Stock-based compensation expense	C	(9,844)	(6,705)
Stock-based compensation related payroll tax	C	(202)	(730)

Non-GAAP Sales and marketing expense		171,197	178,513

GAAP General and administrative expense		39,211	33,634
Stock-based compensation expense	C	(5,164)	(2,749)
Stock-based compensation related payroll tax	C	(12)	(50)

Non-GAAP General and administrative expense		34,035	30,835

GAAP Operating expense		414,473	415,357
Stock-based compensation expense	C	(29,688)	(19,601)
Stock-based compensation related payroll tax	C	(245)	(988)
Amortization of purchased intangible assets	A	(4,390)	(25,129)
		(4,229)
Restructuring charges	B	—	—

Non-GAAP Operating expense		$375,921	$369,639

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended
		March 31,
		2009	2008
GAAP Operating income		$81,198	$142,694
Stock-based compensation expense	C	33,562	22,730
Stock-based compensation related payroll tax	C	259	1,096
Amortization of purchased intangible assets	A	5,759	26,498
Restructuring charges	B	4,229	—

Non-GAAP Operating income		125,007	193,018

GAAP Operating margin		10.6%	17.3%
Stock-based compensation expense as a % of revenue	C	4.4%	2.8%
Stock-based compensation related payroll tax as a % of revenue	C	—	0.1%
Amortization of purchased intangible assets as a % of revenue	A	0.8%	3.3%
Restructuring charges as a % of revenue	B	0.6%	—

Non-GAAP Operating margin		16.4%	23.5%

GAAP Other income and expense, net		264	17,590
Loss on minority equity investment	B	1,686	—

Non-GAAP Other income and expense, net		1,950	17,590

GAAP Provision for income tax		85,922	49,929
Valuation allowance on deferred tax assets	B	(61,755)	—
Income tax effect of non-GAAP exclusions	B	11,216	11,147

Non-GAAP Provision for income tax		35,383	61,076

Non-GAAP Income tax rate		27.9%	29.0%

Non-GAAP Income before income taxes*		$126,957	$210,608

• Consists of non-GAAP operating income plus non-GAAP net other income and expense.

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except per share amounts and percentages)
(unaudited)

		Three Months Ended
		March 31,
		2009	2008
GAAP Net (loss) income		$(4,460)	$110,355
Stock-based compensation expense	C	33,562	22,730
Stock-based compensation related payroll tax	C	259	1,096
Amortization of purchased intangible assets	A	5,759	26,498
Restructuring charges	B	4,229	—
Loss on minority equity investment	B	1,686	—
Valuation allowance on deferred tax assets	B	61,755	—
Income tax effect of non-GAAP exclusions	B	(11,216)	(11,147)

Non-GAAP Net income		$91,574	$149,532

Non-GAAP Net income per share:
Basic	D	$0.17	$0.29

Diluted	D	$0.17	$0.27

Shares used in computing non-GAAP net income per share:
Basic	D	524,429	523,672

Diluted	D	530,705	560,407

GAAP Net (loss) income as a % of revenue		(0.6)%	13.4%
Stock-based compensation expense as a % of revenue	C	4.4%	2.8%
Stock-based compensation related payroll tax as % of revenue	C	—	0.1%
Amortization of purchased intangible assets as a % of revenue	A	0.8%	3.3%
Restructuring charges as a % of revenue	B	0.6%	—
Loss on minority equity investment	B	0.2%	—
Valuation allowance on deferred tax assets as a % of revenue	B	8.1%	—
Income tax effect of non-GAAP exclusions as a % of revenue	B	(1.5)%	(1.4)%

Non-GAAP Net income as a % of revenue		12.0%	18.2%

Discussion of Non-GAAP Financial Measures

The table above includes the following non-GAAP financial measures from our Condensed Consolidated Statements of Operations: cost of product revenue; cost of service revenue; product gross margin, product gross margin as a percentage of product revenue; service gross margin; service gross margin as a percentage of service revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating expense; operating income; operating margin; net other income and expense; income before income taxes; provision for income taxes; income tax rate; net income; net income per share and net income as a percentage of revenue. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the tables above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition-Related Expenses, Other Items, and Stock-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below.

Note A: Acquisition-Related Expenses. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs; (ii) impairment charges; (iii) gain or loss on legal settlement, net of related transaction costs; (iv) retroactive impacts of certain tax settlements; (v) significant effects of retroactive tax legislation; (vi) gain or loss on equity investments; and (vii) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events, which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. In the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Similarly, the retroactive impacts of certain tax settlements and significant effects of retroactive tax legislation are unique events that occur in periods that are generally unrelated to the level of business activity to which such settlement or legislation applies.  We believe this limits comparability with prior periods and that these expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. Whether we realize gains or losses on equity investments is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

Note C: Stock-Based Compensation Related Items. We provide non-GAAP information relative to our expense for stock-based compensation and related payroll tax. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123R”) in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected in our income statement. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to stock-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our stock-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of stock-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of SFAS 123R.

Note D: Non-GAAP Net Income Per Share Items. We provide basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2009	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$2,004,983	$2,019,084
Short-term investments	212,616	172,896
Accounts receivable, net of allowances	361,958	429,970
Deferred tax assets, net	137,283	145,230
Prepaid expenses and other current assets	40,975	49,026

Total current assets	2,757,815	2,816,206
Property and equipment, net	435,228	436,433
Long-term investments	89,983	101,415
Restricted cash	43,379	43,442
Purchased intangible assets, net	23,502	28,861
Goodwill	3,658,602	3,658,602
Other long-term assets	57,635	102,382

Total assets	$7,066,144	$7,187,341

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$215,706	$249,854
Accrued compensation	128,750	160,471
Accrued warranty	37,481	40,090
Deferred revenue	473,059	459,749
Income taxes payable	41,839	33,047
Other accrued liabilities	100,141	113,399

Total current liabilities	996,976	1,056,610
Long-term deferred revenue	139,288	130,514
Other long-term liabilities	100,216	98,812
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value	5	5
Additional paid-in capital	8,878,103	8,811,497
Accumulated other comprehensive loss	(18,354)	(4,245)
Accumulated deficit	(3,030,090)	(2,905,852)

Total stockholders’ equity	5,829,664	5,901,405

Total liabilities and stockholders’ equity	$7,066,144	$7,187,341

Juniper Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
OPERATING ACTIVITIES:
Net (loss) income	$(4,460)	$110,355
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	37,536	55,389
Stock-based compensation	33,562	22,728
Loss on minority equity investment	1,686	—
Excess tax benefit from employee stock option plans	(3,110)	(1,206)
Other non-cash charges	—	440
Changes in operating assets and liabilities:
Accounts receivable, net	68,012	10,702
Prepaid expenses and other assets	56,750	5,750
Accounts payable	(39,224)	(5,097)
Accrued compensation	(31,720)	(29,010)
Other accrued liabilities	22,749	32,179
Deferred revenue	22,084	52,672

Net cash provided by operating activities	163,865	254,902
INVESTING ACTIVITIES:
Purchases of property and equipment, net	(34,226)	(33,412)
Purchases of available-for-sale investments	(109,290)	(25,020)
Proceeds from sales of available-for-sale investments	62,401	21,335
Proceeds from maturities of available-for-sale investments	16,850	114,624
Change in restricted cash	—	520
Minority equity investments	1,013	(2,000)

Net cash (used in) provided by investing activities	(63,252)	76,047
FINANCING ACTIVITIES:
Proceeds from issuance of common stock	22,628	41,231
Purchases and retirement of common stock	(119,846)	(53,057)
Net (payments) proceeds from distributor financing arrangement	(20,606)	975
Excess tax benefit from employee stock option plans	3,110	1,206

Net cash used in financing activities	(114,714)	(9,645)

Net (decrease) increase in cash and cash equivalents	(14,101)	321,304
Cash and cash equivalents at beginning of period	2,019,084	1,716,110

Cash and cash equivalents at end of period	$2,004,983	$2,037,414

Juniper Networks, Inc.
Cash, Cash Equivalents, Trading, and Available-For-Sale Investments
(in thousands)
(unaudited)

	March 31, 2009	December 31, 2008

Cash and cash equivalents	$2,004,983	$2,019,084
Short-term investments	212,616	172,896
Long-term investments	89,983	101,415

Total	$2,307,582	$2,293,395